UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

Texas	72-1121985
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Eight Greenway Plaza, Suite 1330 Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Common Stock, $.00001 Par Value Per Share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-115103

Securities to be registered pursuant to Section 12(g) of the Act: NONE

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered .

A description of the Common Stock, par value $.00001 per share (the “Common Stock”) of W&T Offshore, Inc. (the “Registrant”) is contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-115103) filed with the Securities and Exchange Commission on May 3, 2004, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933 (the “Form S-1 Registration Statement”), which description is incorporated in this Item 1 by reference to the section of the Form S-1 Registration Statement entitled “Description of Capital Stock”.

Item 2.	Exhibits.

Exhibit No.	Description of Exhibits

14.1	Code of Business Conduct and Ethics (as amended) of W&T Offshore, Inc.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

W&T Offshore, Inc.

Date: January 23, 2005

By:	/S/ TRACY W. KROHN
Tracy W. Krohn
President, Chairman and Chief Executive Officer

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